UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 26, 2007 (June 20, 2007)

LIZ CLAIBORNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
1441 Broadway, New York, New York, 10018

(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT LISTING
EX-99.1: PRESS RELEASE

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On June 20, 2007, Liz Claiborne, Inc. (the “Company”) announced that Andrew Warren, 40 will join the Company as Chief Financial Officer. Mr. Warren joins the Company from General Electric Company (GE), where over his 18 year career he has held positions of increasing responsibility, serving most recently as Senior Operations Leader, GE Audit Staff. The terms of Mr. Warren’s compensation have not yet been finalized.
Upon Mr. Warren joining the Company Michael Scarpa, who was appointed as the Company’s Chief Operating Officer on January 31, 2007, will no longer serve as the Company’s Chief Financial Officer.
The Company also announced that effective immediately, Jill Granoff, 45, will become Executive Vice President, Direct Brands, with responsibility for global oversight of the Company’s Juicy Couture, Lucky Brand and Sigrid Olsen brands, as well as the Company’s outlet and e-commerce operations. Ms. Granoff joined the Company in September, 2006 as Group President, Direct-to-Consumer. From 1999 until her appointment as Group President, Ms. Granoff was employed by Victoria’s Secret Beauty, a division of Limited Brands, holding positions of increasing responsibility, including as President and Chief Operating Officer. In connection with her appointment, the Compensation Committee approved a base salary for Ms. Granoff of $850,000.
The press release announcing these appointments (which is attached hereto as Exhibit 99.1) is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 20, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.
Dated: June 26, 2007	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Vice President, General Counsel and Secretary

EXHIBIT LISTING

Exhibit No.	Description
99.1	Press Release dated June 20, 2007